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                                                                    Exhibit 4(d)


                                                                  EXECUTION COPY



                    Bank Stock Registration Rights Agreement


                           Dated as of March 25, 1998


                                    between


                     B F. Saul Real Estate Investment Trust


                                      and


            Norwest Bank Minnesota, National Association, as Trustee
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                    BANK STOCK REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is made and entered into this 25th day of March, 1998, between B.F. Saul Real Estate Investment Trust, an unincorporated Maryland business trust (the "Trust"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

          The Trust has entered into an Indenture dated as of March 25, 1998 (as amended from time to time, the "Indenture") with the Trustee in connection with the Trust's issuance of $200,000,000 aggregate principal amount of its 9 3/4% Senior Secured Notes due 2008 (the "Notes"). Pursuant to Article Twelve of the Indenture, the Trust has, among other things, pledged to the Trustee certain shares of Bank Stock (such term and other capitalized terms used herein and not otherwise defined having the respective meanings specified in the Indenture). This Agreement is intended to permit the Trustee to exercise its remedies under Article Twelve in respect of the Pledged Bank Stock through a public offering thereof. The execution and delivery of this Agreement by the Trust is a condition to the issuance of the Notes under the Indenture.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  Registration Rights.  If the Trustee shall have determined to
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exercise its right to sell all or any of the Pledged Bank Stock pursuant to
Article Twelve of the Indenture, the Trust agrees that, upon request of the Trustee and at the Trust's expense, the Trust will use its best efforts to cause Chevy Chase Bank, F.S.B. (the "Bank") to, and, if possible under applicable law, will:

          (a) execute and deliver, and cause the directors and officers of the Bank or the Trust to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register the Pledged Bank Stock pursuant to the rules and regulations of the Office of Thrift Supervision (the "OTS") or the rules and regulations of any successor to the OTS or the appropriate federal regulator having jurisdiction over the Bank if such is not the OTS (all of the rules and regulations of the OTS set forth in Chapter V of Title 12 of the Code of Federal Regulations, including, without limitation, 12 C.F.R. (S) 563g, and the rules and regulations of the Securities and Exchange Commission (the "Commission") made applicable to offering circulars by the rules and regulations of the OTS, and all amendments to such regulations and successor regulations and other applicable law (including regulations and other law applicable as a result of any successor to the OTS or other regulatory authority regulating the public offering of the Pledged Bank Stock), are hereinafter collectively referred to as the "Rules and Regulations"), to cause the offering circular on Form OC (or similar offering circular required by any successor to the OTS or other regulatory authority
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     regulating the public offering of the Pledged Stock) relating thereto (the
     "Offering Circular") to become effective under the Rules and Regulations (such Form OC (or similar offering circular required by any successor to the OTS or other regulatory authority), as amended at the time the Offering Circular becomes effective under the Rules and Regulations, the "Form OC") and to remain effective for such period as offering circulars are required by law to be furnished and to make all amendments and supplements thereto and to the related offering circular that, in the opinion of the Trustee, are necessary or advisable, all in conformity with the Rules and Regulations;

          (b) use its best efforts to qualify the Pledged Bank Stock under all applicable state securities or "Blue Sky" laws, and to obtain all necessary governmental approvals for the sale of the Pledged Bank Stock, as requested by the Trustee;

          (c) if required by applicable law, make available to the security holders of the Bank, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 158 thereunder;

          (d) provide the Trustee with such other information as may be necessary or, in the opinion of the Trustee, advisable to enable the Trustee to effect the sale of the Pledged Bank Stock; and

          (e) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Bank Stock or any part thereof valid and binding and in compliance with applicable law, including the Rules and Regulations.

          The Trustee is authorized, in connection with any sale of the Pledged Bank Stock pursuant to Article Twelve of the Indenture, to the extent permitted by applicable law, to deliver or otherwise disclose to any prospective purchaser of the Pledged Bank Stock (i) any Form OC or offering circular, and all supplements and amendments thereto, prepared pursuant to clause (a) above, (ii) any information provided to it pursuant to clause (d) above and (iii) any other information in its possession relating to the Pledged Bank Stock.

          Without limiting the remedies available to the Trustee and the Holders, the Trust acknowledges that any failure by the Trust to comply with its obligations under this Section 1 may result in material irreparable injury to the Trustee or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Trustee or any Holder may obtain such relief as may be required to specifically enforce the Trust's obligations under this
Section 1.

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          2.  Indemnification and Contribution.  (a)  The Trust agrees, and
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agrees to use its best efforts to cause the Bank to agree, to indemnify and hold harmless the Trustee, each participating Holder, each other person who participates in the offering of the Pledged Bank Stock, including underwriters (as defined in the 1933 Act and referred to herein as "Underwriters"), and each person, if any, who controls the Trustee or any participating Holder or other participating person within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (each of the foregoing being an "Indemnitee"), as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering circular or Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 2(e) below) any such settlement is effected with the written consent of the Trust and the Bank; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any Indemnitee), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 2(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information

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furnished to the Trust or the Bank by any Indemnitee expressly for use in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any preliminary offering circular or Offering Circular (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary Form OC or the Form OC shall not inure to the benefit of any Underwriter or any Holder, including Participating Broker-Dealers (or any person who controls such party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes that are the subject thereof and was not sent or given a copy of such preliminary Form OC or such Form OC (as amended or supplemented) by such Underwriter or such selling Holder (in its capacity as Holder) to the extent such Underwriter or such selling Holder (in its capacity as Holder) was required by law to deliver such preliminary Form OC or such Form OC, as amended or supplemented, at or prior to the written confirmation of the sale of such Notes and the untrue statement contained in or the omission from such preliminary Form OC or such Form OC was corrected in such amended or supplemented preliminary Form OC or such Form OC, unless such failure resulted from noncompliance by the Trust with its obligations hereunder to furnish such Underwriter or such Holder (in its capacity as Holder), as the case may be, with copies of such Form OC or such Form OC, as amended or supplemented.

          (b) In connection with any underwritten offering, the Trust also will, and will use its best efforts to cause the Bank to agree to, indemnify each person who participates as an Underwriter, if any, and each Person who controls such Persons within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

          (c) Each Indemnitee shall be required to severally agree to indemnify and hold harmless the Trust, the Bank and each of their respective trustees or directors and each officer of the Bank who signed the Form OC and each person, if any, who controls the Trust, the Bank or any other Indemnitee within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 2(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any preliminary offering circular or Offering Circular included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust and the Bank expressly for use in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any such preliminary offering circular or Offering Circular (or any amendment or supplement thereto); provided, however, that no such Indemnitee shall be liable
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for any amount hereunder in excess of the amount of net proceeds received by such Indemnitee from the sale of Pledged Bank Stock.

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          (d)  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) above, such person (the "indemnified party") shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the "indemnifying party") of such action, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 2 for any subsequent legal or other expenses incurred pursuant to such action, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, selected by any indemnified party in the case of Section 2(a), representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by

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such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 2 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) Except with respect to fees and expenses not required to be reimbursed pursuant to the assumption of the defense of an action in accordance with Section 2(d) above, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 2(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (f) If the indemnification provided for in any of the indemnity provisions set forth in this Section 2 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall, and the Trust shall use its best efforts to cause the Bank to agree to, contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Trust and the Bank on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Trust and the Bank on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties and such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree, and the Trust shall use its best efforts to cause the Bank to agree, that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or by another method of allocation which does not take account of the equitable considerations referred to above in Section 2. The aggregate amount

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of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2, each person, if any, who controls an Indemnitee within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Indemnitee, and each trustee of the Trust, each director of the Bank, each officer of the Bank who signed the Form OC, and each person, if any, who controls the Trust or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust and the Bank.

     3.  Successors and Assigns.  This Agreement shall inure to the benefit of
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and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders, Indemnitees and the Bank.

     4.  Third Party Beneficiaries.  The Holders, Indemnitees and the Bank shall
         -------------------------
be third party beneficiaries to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

     5.  Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     6.  Headings.  The headings in this Agreement are for convenience of
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reference only and shall not limit or otherwise affect the meaning hereof.

     7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     8.  Severability.  In the event that any one or more of the provisions
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contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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          9.  Execution of Agreement by Trust.  The name "B.F. Saul Real Estate
              -------------------------------
Investment Trust" is the designation of the trustees of the trust under a Declaration of Trust. All Persons dealing with the Trust must look solely to the property and assets of the Trust for the enforcement of any claims against the Trust; neither the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities assume any personal liability for the obligations of the Trust; and the respective properties of the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities shall not be subject to the claims of any such Persons with respect to any such obligations.

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              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            B.F. SAUL REAL ESTATE
                                            INVESTMENT TRUST


                                            By: /s/Stephen Halpin
                                               --------------------------------
                                            Name:  Stephen R. Halpin, Jr.
                                            Title: Vice President and
                                                   Chief Financial Officer

Confirmed and accepted as
of the date first above
written:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, as trustee


By: /s/ Jane Y. Schweiger
    -----------------------------
Name: Jane Y. Schweiger
Title: Corporate Trust Officer

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